Exhibit 23(f)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to Registration Statement No. 33-18278 of Mandalay Resort Group of our report dated March 12, 2004, relating to the financial statements of Elgin Riverboat Resort—Riverboat Casino as of and for the year ended December 31, 2003, appearing in Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
November 30, 2004